Van Kampen Trust For Investment Grade New Jersey Municipals
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares     Total      Purchased  Broker
             of      Purchase   Issued     By Fund
             Purcha  d
             se
Puerto Rico  01/10/  3,000,00   739,034,0   0.4059%   Lehman
Public       02          0         00                 Brother
Building                                              s
Authority